UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2003

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 West Main Street
Dothan, Alabama		36301
(Address of principal executive offices)		(Zip Code)

(334) 677-2108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

On December 16, 2003, the Company issued a press release announcing that its Board of Directors instituted a new quarterly dividend policy under which it has declared its initial quarterly cash dividend of $0.03 per share.  The dividend is payable on January 27, 2004, to stockholders of record as of January 13, 2004.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated December 16, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.

Date: December 16, 2003

	BY:	/s/ J. Steven Roy
J. Steven Roy
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1         Press Release dated December 16, 2003